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                                                                EXHIBIT 23.1
                                                                ------------


                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

We consent to the incorporation by reference in the Registration Statements (Nos. 2-98469, 33-15698, 33-38041,33-46997, 33-46998, 33-58159, 333-60735
and 333-57988) of Falcon Products, Inc., of our reports dated January 23, 2004, with respect to the consolidated financial statements and schedules of Falcon Products, Inc. incorporated by reference or included in this Form 10-K for the year ended November 1, 2003.


/s/ERNST & YOUNG LLP



St. Louis, Missouri
February 10, 2004